Exhibit 10.17(a)

                                                         CONFIDENTIAL TREATMENT


                                TSMC/OmniVision

                               October 29, 2003

                         TSMC /OMNIVISION CONFIDENTIAL

                            SHAREHOLDERS' AGREEMENT


     This Shareholders' Agreement ("Agreement"), made this 29 day of October 2003 by and among Taiwan Semiconductor Manufacturing Company, a company incorporated under the laws of Taiwan, Republic of China ("TSMC"), OmniVision International Holding Ltd., an exempted company incorporated under the Companies Law of Cayman Islands ("OmniVision"), and VisEra Technology Company, Ltd., a company to be incorporated under the laws of Taiwan, Republic of China ("NEWCO"), and to become a party hereto in accordance with Section 8.8. OmniVision and TSMC are each sometimes referred to herein as a "Shareholder" and collectively as the "Shareholders"; OmniVision, TSMC and NEWCO are each sometimes referred to herein as a "Party" or collectively as the "Parties".


                                  BACKGROUND
                                  ----------

     A. TSMC is engaged in the business of manufacturing and selling semiconductor related products.

     B. OmniVision is engaged in the business of developing, manufacturing and selling CMOS-based products including CMOS image sensors.

     C. TSMC and OmniVision desire to enter into a joint venture ("JV") and to form a separate JV entity in Taiwan, Republic of China (ROC) [***] for the purposes of providing [***] and testing services as more specifically provided hereinafter.

     D. The Parties acknowledge that ROC companies' investments in [***] for providing [***] and automated final testing service for [***] Therefore, the Parties agree to divide this JV planning into three Phases, i.e. Phases I, II and III to comply with the relevant laws and regulations in the ROC.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


     E. Accordingly, the Parties desire to set forth the rights, duties and obligations of the Parties in connection with the formation and operation of the JV entity in three Phases.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained herein, the Parties agree as follows:


              ARTICLE 1. PURPOSES, STRUCTURE AND CAPITALIZATION.
              -------------------------------------------------

     1.1 Purposes.  The purposes of this JV and the establishment of the JV
         --------
entities described below are: (1) to provide to [***] high-quality, cost-efficient and fast-turn-around [***] and automated final testing services in the ROC [***] for certain [***] products; and (2) to consolidate the [***] business relationship between OmniVision and TSMC (the "Purposes"). Recognizing that the Purposes may be achieved in the most effective and efficient manner by combining the technologies, expertise, equipment and personnel from both OmniVision and TSMC, OmniVision and TSMC hereby mutually agree upon the establishment of one or more JV entities. Subject to the terms, conditions, covenants and obligations contained herein, TSMC and OmniVision hope that the formation and operation of one or more JV entities will be mutually beneficial to TSMC and OmniVision.

     1.2 Structure.  The Shareholders agree that the JV set forth in this
         ---------
Agreement shall be initially structured as a separate business entity ("NEWCO") incorporated and/or registered under the laws of a mutually acceptable jurisdiction. [***], TSMC and OmniVision agree to establish NEWCO as a company limited by shares under the laws of the ROC throughout the Phase I and II to implement the concerning JV contemplated herein. Subject to the terms and conditions set forth in this Agreement and the approval of relevant government authorities of the ROC [***], the final business entity ultimately to be formed (the "Final JV Entity"), and its jurisdiction for incorporation and/or registration, shall be selected on the basis of at least the following factors: suitability for achieving the Purposes; operability from the corporate operation, governance, management, and tax planning viewpoints; acceptance by potential future investors for prospective equity investment and capital infusion; and exit strategies including the possibility of becoming in due course a publicly listed and traded company on a major stock exchange or market, including without limitation one or more of the NASDAQ National Market, the Taiwan Stock Exchange, and the Stock Exchange of Hong Kong (an "Initial Public Offering").

     1.3 Capitalization.  The Shareholders agree that, at the end of Phase III
         --------------
described in Section 3.10, the total cumulative capital from Phase I to Phase III of NEWCO shall be U.S. Dollars fifty million (U.S.$50,000,000), including U.S. Dollars forty-seven million (U.S.$47,000,000) contributions in cash and in kind and U.S. Dollars three million (U.S.$3,000,000) for subscription made in consideration of technology contributions.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


          (a) Ownership Ratio. The Shareholders agree that, at the end of Phase
              ---------------
III, the relative cumulative ownership interests in NEWCO held respectively by the Shareholders (or their respective designated entities approved by both Shareholders) shall be in the ratio of: TSMC - forty seven percent (47%) and OmniVision - forty seven percent (47%) (the "Ownership Ratio").

          (b) Technical Stock.  (i) The Shareholders agree that as set forth in
              ---------------
Sections 3.1 (c) and 3.2 NEWCO shall issue its common stock having value of U.S. Dollars three million (U.S.$3,000,000), which shall be six percent (6%) of the total ownership interest in NEWCO, in consideration of acquiring the technical team's assignment of technology needed by NEWCO ("Technical Stock").

     (ii) The Shareholders acknowledge and agree that the fair market value of the technical team's technology assigned to NEWCO shall be U.S. Dollars three million (U.S.$3,000,000).

     (iii) The Shareholders agree that the Technical Stock shall be issued to members of the technical team or employees of NEWCO in accordance with resolution(s) to be adopted by the Board of Directors of NEWCO.


                        ARTICLE 2. FORMATION OF NEWCO.
                        -----------------------------

     2.1  Formation of NEWCO.  Within a reasonable time after the execution of
          ------------------
this Agreement, TSMC and OmniVision agree to use their commercially reasonable efforts to apply to the relevant government authorities of ROC for requisite approval so as to incorporate NEWCO, with the mutual understanding that time is of the essence.

     2.2 NEWCO Name.  The Shareholders agree that the official and legal name
         ----------
of NEWCO shall be :(i) "                  " (in Chinese); (ii) "VisEra
                        ------------------
Technology Company, Ltd." (in English).


                       ARTICLE 3. SUBSCRIPTION FOR STOCK.
                       ---------------------------------

     3.1 Capitalization of Phase I.
         -------------------------

          (a) Phase I shall commence upon the Effective Date of this Agreement (as defined below) and shall continue for a period of twelve (12) months ("Phase I") unless the Shareholders agree otherwise. In Phase I, TSMC and OmniVision shall each subscribe, within thirty (30) business days immediately upon the necessary approval of the shareholders by the ROC government, the number of shares of common stock of NEWCO at a par value of New Taiwan Dollars Ten per share (NTD 10) set forth below in Section 3.1(c).


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                                                         CONFIDENTIAL TREATMENT


          (b) The consideration for such shares shall be made in cash or in kind in the amounts as set forth in Section 3.1(c) below. The shares issued upon said payment shall be legended as described in Section 3.11 and issued as fully paid and non-assessable.

          (c) NEWCO shall issue shares of stock (including Technical Stock) in Phase I as set forth immediately below at a par value of New Taiwan Dollars Ten per share (NTD 10):


    Phase I             USD                 NTD               Common Stock
    -------             ---                 ---               ------------
TSMC                  1,500,000           51,000,000            5,100,000
OmniVision            1,500,000           51,000,000            5,100,000
Technical Stock       3,000,000          102,000,000           10,200,000


          (d) For the purposes of this Agreement, the Parties agree the exchange rate of NTD/USD shall be fixed at 34 NTD per one USD.

     3.2 Issuance of Technical Stock.  Subject to the resolutions adopted by
         ---------------------------
Board of Directors of NEWCO and the approval of relevant government authorities of the ROC, TSMC and OmniVision shall cause NEWCO to issue the foregoing shares of Technical Stock, within thirty (30) business days of the foregoing government approval. The shares of Technical Stock issued under this Section
3.2 shall, in the event of future transfer, be subject to rights of first refusal in favor of, first, NEWCO; and second, TSMC and OmniVision on an equal basis, and shall be legended as set forth in section 3.11.

     3.3 Future subscriptions; Pre-emptive Rights.  Other than for stock set
         ----------------------------------------
forth in Section 3.5 and 3.8 below, each TSMC and OmniVision shall have preemptive rights to the issuance of any new shares of the capital stock of NEWCO, thereby allowing each TSMC and OmniVision to maintain its percentage ownership of the capital stock. Future subscriptions for NEWCO stock may be made in cash, technology, or other in kind contributions, or any combination thereof to the extent allowed by law and as approved by the Board of Directors of NEWCO. Such stock shall have such par value as shall be determined as set forth in Section 3.1 of this Agreement or as may additionally be determined by the Board of Directors from time to time.

     3.4 The Phase I Closing.  The "Phase I Closing" shall mean the completion
         -------------------
of all of TSMC's and OmniVision's contributions to the capital of NEWCO set forth in Section 3.1. The Phase I Closing shall take place on the "Phase I Closing Date" at the principal offices of NEWCO. Within a reasonable time after the Phase I Closing, TSMC and OmniVision shall use their commercially reasonable efforts to apply to the relevant government authorities of the ROC for requisite approval of capital increase relating to Phase II (as defined below).

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                                                         CONFIDENTIAL TREATMENT


     3.5 Capitalization of Phase II.
         --------------------------

          (a) Phase II ("Phase II") shall commence immediately following the end of Phase I as described under Section 3.1, and shall continue until the Approval (as defined below) is obtained. In accordance with the amounts set forth immediately below in (c), TSMC and OmniVision shall each subscribe, at the commencement of Phase II, the following shares of common stock at a par value of New Taiwan Dollars Ten per share (NTD 10).

          (b) The consideration for such shares shall be made in cash or in kind as set forth in (c) below. The shares issued upon said payment shall be issued as fully paid and non-assessable.

          (c) NEWCO shall issue shares in Phase II at a par value of New Taiwan Dollars Ten per share (NTD10) as set forth immediately below:


    Phase II             USD                 NTD               Common Stock
    --------             ---                 ---               ------------
TSMC                  9,500,000          323,000,000            32,300,000
OmniVision            9,500,000          323,000,000            32,300,000


     3.6 No Issuance of Technical Stock.  No Technical Stock shall be issued
         ------------------------------
during Phase II.

     3.7 The Phase II Closing.  The "Phase II Closing" shall mean the
         --------------------
completion of OmniVision's and TSMC's contributions to capital to NEWCO set forth in Section 3.5. The Phase II Closing shall take place on the "Phase II Closing Date" at the principal offices of NEWCO. Within a reasonable time after the Phase II Closing, the Parties shall each use their commercially reasonable efforts to (i) apply for and (ii) obtain the approval by the relevant authorities of Taiwan, R.O.C. to permit TSMC and NEWCO [***] for providing [***] and testing service (the "Approval").

     3.8 Final JV Entity; Phase III Transaction; Capitalization of Phase III.
         -------------------------------------------------------------------

          (a) Phase III shall commence on the date of the Approval ("Phase III"). Immediately upon the Approval, the Parties shall decide upon and establish the Final JV Entity, which may be NEWCO, with or without redomiciliation; a new business entity to be selected and formed on the basis described in Section 1.2 and to have a capital structure identical (to the maximum extent possible) to NEWCO; or Hua Wei Technologies International, Ltd., a company incorporated in the Cayman Islands and wholly owned by OmniVision ("Hua Wei Cayman "), provided that Hua Wei Cayman is the surviving entity of the Phase III Transaction (as defined below).


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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

                                                         CONFIDENTIAL TREATMENT


          (b) Concurrently with or immediately after the selection and/or formation of the Final JV Entity, the Parties shall cause the further capitalization of the Final JV Entity by (i) the acquisition of the capital stock of [***] or (ii) the acquisition of the [***] (as defined below) as set forth in Section 8.1 below; or (iii) the exchange or contribution of the capital stock of [***] for capital stock of the Final JV Entity, through one or more appropriate transactions mutually agreed upon by the Parties (collectively, the "Phase III Transaction"). To the maximum extent possible, the Parties shall cooperate with one another to minimize tax and other liabilities to any Party or Parties resulting from structuring and capitalization of the JV.

          (c) In consideration of the contributions in cash and in kind made by TSMC and OmniVision described in this Section 3.8, NEWCO shall issue the numbers of shares of common Stock to TSMC and OmniVision, respectively, as set forth immediately below, at a par value of New Taiwan Dollars Ten per share (NTD 10). Such shares shall be issued as fully paid and non-assessable. No Technical Stock will be issued during Phase III.


    Phase III            USD                 NTD               Common Stock
    --------             ---                 ---               ------------
TSMC                  12,500,000         425,000,000            42,500,000
OmniVision            12,500,000         425,000,000            42,500,000


     3.9 The Phase III Closing.  The "Phase III Closing" shall mean the
         ---------------------
consummation of the Phase III Transaction set forth in Section 3.8. The Phase III Closing shall take place on the "Phase III Closing Date" at the principal offices of the Final JV Entity or another location mutually agreed upon. The capitalization of the Final JV Entity shall reflect the Ownership Ratio on the Phase III Closing Date.

     3.10 Cumulative Shareholding. The total cumulative capitalization
          -----------------------
structure and cumulative stockholding ratio of NEWCO for each of the Phases I, II, and III is summarized below:


Cumulative                 Phase I                    Phase II                   Phase III
Capital and      Contribution  Shareholding  Contribution  Shareholding  Contribution  Shareholding
Shareholding         (USD)         (%)            (USD)         (%)           (USD)         (%)
------------         -----         ---            -----         ---           -----         ---
TSMC              1,500,000       25.00%        11,000,000     44.00%      23,500,000      47.00%
OmniVision        1,500,000       25.00%        11,000,000     44.00%      23,500,000      47.00%
Technical Stock   3,000,000       50.00%         3,000,000     12.00%       3,000,000       6.00%
                  ---------      ------         ----------    ------      -----------     ------
Total             6,000,000      100.00%        25,000,000    100.00%      50,000,000     100.00%
                  =========      ======         ==========    ======       ==========     ======



*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                        6


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                                                         CONFIDENTIAL TREATMENT


     3.11 Stock Certificates.  Each Party agrees that the stock certificates of
          ------------------
NEWCO first subscribed or thereafter acquired by any party subject to this Agreement including all owners of Technical Stock, shall be endorsed with the following legend:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
               SUBJECT TO AN AGREEMENT DATED OCTOBER [XX], 2003, BY AND BETWEEN TAIWAN SEMICONDUCTOR
               MANUFACTURING COMPANY, LTD. AND OMNIVISION
               INTERNATIONAL HOLDING, LTD., A COPY OF WHICH IS ON FILE AT THE MAIN OFFICE OF THE CORPORATION AND ANY SUBSEQUENT HOLDER ACQUIRING THESE SHARES IN ANY MANNER WHATSOEVER TAKES THE SAME UNDER AND
               SUBJECT TO THE TERMS OF SAID AGREEMENT."

     3.12 Non-Dilution.  The Parties agree that notwithstanding anything to the
          ------------
contrary in this Agreement or the Exhibits, any further issuance of and subscription for NEWCO stock, or any stock held by any Party, shall not be diluted at any time before the completion of an Initial Public Offering in any jurisdiction during the Term (as defined below) without the prior approval of the other Party.

                     ARTICLE 4. ARTICLES OF INCORPORATION.
                     -------------------------------------

     4.1 Articles of Incorporation. Subject to the laws of the ROC, the
         -------------------------
Articles of Incorporation of NEWCO shall provide for the following:

          (a) The duration of NEWCO shall be perpetual.

          (b) The total initial number of shares authorized to be issued by NEWCO shall be eighty million (80,000,000) shares of common stock with a par value of Ten NTD (NT $10) per share.

          (c) The initial principal place of business of NEWCO shall be located in Hsinchu, Taiwan.

          (d) The purpose of NEWCO is to provide back-end service for [***], including but not limited to [***] testing and [***] service.

     4.2 Form of Articles of Incorporation and Conflict.  The Articles of
         ----------------------------------------------
Incorporation shall otherwise be substantially in the form annexed hereto as Exhibit A. In the event of a conflict between this Agreement and any provision of the Articles of Incorporation, the Articles of Incorporation shall control.

     4.3 Ratification of Articles of Incorporation.  The Parties shall cause
         -----------------------------------------
NEWCO to adopt the Articles of Incorporation of NEWCO.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


                       ARTICLE 5. MANAGEMENT OF NEWCO.
                       -------------------------------

     5.1 Inaugural Meeting of the Promoters.  As soon as practical after the
         ----------------------------------
first issue of NEWCO shares have been fully subscribed, TSMC and OmniVision shall cause the inaugural meeting of the promoters (i.e. the Shareholders) to be convened. At said inaugural meeting the promoters shall elect the Directors and Supervisors of NEWCO in accordance with Section 5.3 and 5.4.

     5.2 Board of Directors and Supervisors.  The Articles of Incorporation of
         ----------------------------------
NEWCO shall provide that the Board of Directors will consist of not less than three (3) and not more than five (5) Directors and two (2) Supervisors.

     5.3 Board Members and Supervisors Nomination.  OmniVision and TSMC agree
         ----------------------------------------
that the initial Board of Directors of NEWCO (the "Board") will consist of three (3) Directors. OmniVision shall nominate one (1) Director (an "OmniVision Director") and TSMC shall nominate one (1) Director (a "TSMC Director"). The third (3rd) Director shall be nominated by the mutual agreement of TSMC and OmniVision. In the event that OmniVision and TSMC agree to increase the number of Directors to five, OmniVision shall nominate two (2) Directors (each an "OmniVision Director") and TSMC shall also nominate two (2) Directors (each a "TSMC Director"). The fifth (5th) Director shall be nominated by the mutual agreement of TSMC and OmniVision. TSMC shall nominate one (1) Supervisor and OmniVision shall nominate one (1) Supervisor. Each Shareholder shall vote all of its shares for the election of such nominees of Directors and Supervisors. If any Director or Supervisor resigns or is unable to serve, the Party which nominated him or her shall, as soon as possible, nominate a replacement and each Shareholder shall vote all of its shares for the election of such nominee so that the Board shall have either three (3) members or five (5) members and two (2) Supervisors, as applicable, at all times, provided, that if a Party having the right to nominate a Director or Supervisor does not do so, within 60 days of the commencement of vacancy, the Board consisting of the remaining Directors shall have the right to nominate a new Director or Supervisor to fill the vacancy.

     5.4 Inaugural meeting of the Board of Directors.  As soon as practical
         -------------------------------------------
after the inaugural meeting of promoters, the Directors shall hold the inaugural meeting of the Board of Directors. At the first meeting of the Board, the Directors shall appoint any officers and managers of NEWCO and shall establish any resolutions necessary for the initial operations of NEWCO and otherwise to deal with all matters arising out of the implementation of this Agreement.

     5.5 Special Rights.   At such time, if any, as either TSMC or OmniVision
         --------------
acquires fifty-one percent (51%) interest in NEWCO, TSMC and OmniVision shall promptly cause a special meeting of the shareholders to be called, at which time the then sitting Board shall resign, and the Party owning the majority of NEWCO shares shall nominate (i) in the case of a three-member Board, two (2)


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                                                         CONFIDENTIAL TREATMENT


members, and the other Party shall nominate one (1) member; and (ii) in the case of a five-member Board, three (3) members, and the other Party shall nominate two (2) members. Each Shareholder shall vote all of its shares for the election of such nominees.

     5.6 Officers. Each shareholder shall cause the Director (s) nominate by it
         --------
to vote in favor of the election of the following persons as the initial officers of NEWCO:


         Chairman:     Michael Tsai
         President:    NS Tsai (initial term)
         CEO:          Michael Tsai
         Treasurer:    To be nominated by TSMC



     5.7 President.  The President of NEWCO shall be appointed by the Board.
         ---------
The President shall be nominated by three Board members until such time, if any, as either TSMC or OmniVision acquires a fifty-one percent (51%) interest in NEWCO, thereupon the President shall resign and the then sitting Chairman shall promptly call a special meeting of the Board at which time the majority Shareholder's Board members shall nominate a new President; and further provided, the other Party agrees to cause its shares to be voted for the said nominee for President.

     5.8 Empowerment.  Pursuant to the procedures prescribed in this Agreement
         -----------
and by the Articles of Incorporation of NEWCO, the Board of Directors shall be empowered to discuss and take action on all fundamental issues concerning NEWCO including, but not limited to, expansion projects, budgets, long term (greater than one (1) year duration) agreements, distribution of profits, borrowing of capital or the financing of NEWCO concerning manpower and pay scales.

     5.9 Authority. The Directors shall act only as a board, and an individual
         ---------
Director shall have no power as such. Except as otherwise limited by law, this Agreement, or the Articles of Incorporation, all business, affairs and powers of NEWCO shall be exercised by, or under the authority/control of the Board of Directors. The Board of Directors may, by contract, resolution or otherwise as they may see fit, give general of limited or special power and authority to any Director, officer, employee and/or other person to transact the general business, or any special business of NEWCO, and may give powers of attorney to agents of NEWCO to transact any special business requiring such authorization.

     5.10 Board Guidelines. In addition to such authority proscribed by law to
          ----------------
a Board of Director(s), the Board of Directors shall issue guidelines or directives for:

          (a) The financial goals of NEWCO;

          (b) The business plan of NEWCO;


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                                                         CONFIDENTIAL TREATMENT


          (c) Any borrowing by NEWCO;

          (d) The application and distribution of profits as dividends;

          (e) The appointment, terms of service, remuneration, and dismissal of the managers of NEWCO except as is otherwise set forth in the ROC law, this Agreement, or the Articles of Incorporation of NEWCO;

          (f) The size of the staff and of the work force required by NEWCO from time-to-time and the general policies and guidelines for their appointment and dismissal; and

          (g) The extent of any special reserve funds, development funds, and bonus and welfare funds.

     5.11 Board Responsibility. The Board of Directors shall prepare management
          --------------------
and operating instructions in the form of Board Resolutions to be observed in the day-to-day conduct and administration of NEWCO's business, and will take such steps as are necessary to ensure that those resolutions are available to and observed by the management of NEWCO. The Board of Directors will pass such resolutions as may be necessary to put into practice in NEWCO the provisions of this Agreement.

     5.12 Supermajority Actions. Notwithstanding the foregoing, the Parties
          ---------------------
agree that the below stated corporate actions shall be referred to the Board and that no decision in relation thereto shall be taken or implemented (whether by the Parties as Shareholders of NEWCO or otherwise) unless such decision has received the approval of at least one OmniVision Director and one TSMC Director, until such time as either TSMC or OmniVision shall obtain an equity interest of 51% or more, or after the completion of an Initial Public Offering in any jurisdiction, at which time this provision shall terminate:

          (a) The entering into any new business activity or the change in its major products or services;

          (b) The alteration, amendment, cancellation or other change in the schedules for technology transfer, production start up and output;

          (c) The alteration, amendment, cancellation or invalidation of any and all supply contracts or technical assistance agreements between NEWCO and TSMC or OmniVision;

          (d) The incurring of any borrowings, loans or other indebtedness in excess of NT Dollars one hundred million (NTD 100,000,000);

                                                         CONFIDENTIAL TREATMENT


          (e) The acquisition or disposal of any capital asset where the aggregate amount involved in the transaction is more than NT Dollars fifty million (NTD 50,000,000);

          (f) The merger, acquisition, divestiture, transfer, sale or disposal of all or a substantial portion of NEWCO's business or assets, joint venture, or partnership with, by or of NEWCO;

          (g) The alteration of the capital structure of NEWCO (including the increase in authorized capital, issuance of new shares or securities, etc.);

          (h) The alteration, amendment or restatement of the Articles of Incorporation of NEWCO;

          (i) Passage of any resolution to dissolve, liquidate, file voluntary bankruptcy, wind up, or reorganize NEWCO;

          (j) The alteration or cancellation of the capitalization obligations of the Stockholders;

          (k) The entering into any contractual commitment in excess of NT Dollars fifty million (NTD 50,000,000);

          (l) The declaration of dividends;

          (m) The sale or license of software, patents, other intellectual property or other technology by NEWCO except as set forth in this Agreement or the other agreements between NEWCO and the Parties described herein;

          (n) Approval of annual and quarterly budgets, and proposals or reports required to be submitted to the Shareholders; and

          (o) The entering into any technical assistance agreement, or the substantial equivalent, between NEWCO and any party other than TSMC or OmniVision.

     5.13 Regular Meetings of the Board. The Board of Directors shall meet
          -----------------------------
together for the dispatch of routine business at least four (4) times in each calendar year at regular intervals of three (3) months.

     5.14 Quorum.  If the Board consists of three (3) members, the presence of
          ------
two (2) Directors including one (1) TSMC Director and one (1) OmniVision Director, and if the Board consists of five (5) members, the presence of three
(3) Directors including at least one (1) TSMC Director and one (1) OmniVision Director, shall constitute a quorum.

                                                         CONFIDENTIAL TREATMENT


     5.15 Deadlock.
          --------

          (a) In the event of a deadlock of the Board on the corporate actions stated in Section 5.12 and on any issue material to the ongoing operation of NEWCO, either Shareholder may request a meeting of the Shareholders with the Board for the purpose of resolving the deadlock. Such request shall be in writing and given to the other Shareholder and NEWCO, and shall specify in reasonable detail the nature of the issue giving rise to the deadlock. Within thirty (30) days from the date of the request, an officer at the senior vice president level or its equivalent, or above, of each of the Shareholders shall meet with the Board to discuss the issue or issues that have given rise to the deadlock.

          (b) If the deadlock is not resolved within sixty (60) days of such meeting, then the rights and obligations of the Parties shall be as follows:

                (i) In the event the deadlock has been caused intentionally by a Shareholder without just cause, and the deadlock results in the frustration of the Purposes, then said Shareholder shall be deemed to be in a Material Breach (as defined below) and the provisions of Article 11 shall apply.

                (ii) In the event the deadlock results from a just cause through no fault of either Shareholder, in order to protect the Shareholders' rights, interests or entitlements pursuant to and under this Agreement and any of the other agreements between NEWCO and the Shareholders described herein, then the Shareholders shall meet within sixty (60) days of failure to resolve the deadlock to attempt to agree on mutually acceptable terms and conditions to terminate this Agreement and to sell the shares of one Shareholder in NEWCO to the other Shareholder; provided, however, that in the event the Shareholders fail to reach agreement on such terms and conditions within said sixty (60) day period, then NEWCO shall be wound up and liquidated in accordance with Article 13; and further provided that neither TSMC nor OmniVision will be under any additional ongoing obligation to provide any technical assistance to NEWCO during the interim except to the extent such assistance is required to wind down the business of NEWCO or as is reasonably required to satisfy any obligations of NEWCO to third parties.

          (c) For purposes of this Section 5.16, "deadlock" shall mean an inability of the Board to reach a decision, with the result that the operations of NEWCO effectively cease.

     5.16 Director Resignation or Removal.
          -------------------------------

          (a) If at any time a Director resigns or is removed, the Parties shall cause a special shareholders' meeting to be called, at which meeting the Shareholder that nominated such Director shall nominate a replacement, and each Shareholder shall vote all NEWCO shares held by it for the election of such nominee.

                                                         CONFIDENTIAL TREATMENT


          (b) In the event a Shareholder (the "Initiating Shareholder") gives written notice to the other Shareholder that the Initiating Shareholder desires to be removed from the Board a Director nominated for such directorship by the Initiating Shareholder, then upon delivery of such notice the Shareholders agree that they shall cause a special meeting of Shareholders to be called and held as soon as practicable in order to remove such Director and to elect a successor in the manner provided in Section 5.3.

     5.17 Advisory Committees.  TSMC, OmniVision and NEWCO shall establish a
          -------------------
senior management Advisory Committee and an advisory Coordinating Committee, each of which shall meet periodically at least once per calendar year as TSMC and OmniVision may agree upon:

          (a) To advise TSMC and OmniVision, NEWCO and/or the Board on extraordinary matters;

          (b) To provide such other advise to the Parties from time to time as may be appropriate; and

          (c) To provide dispute resolution assistance in accordance with
Article 14 of this Agreement.

     5.18 Structure and Operation of Advisory Committees.
          ----------------------------------------------

     It is the intention of the parties that the advisory Committees shall operate in accordance with the following guidelines and procedures.

          (a) General Structure.  The Advisory Committee shall, from time-to-
              -----------------
time as requested, provide NEWCO advice with respect to extraordinary matters. The Coordinating Committee and other sub-committees may be established by the Advisory Committee with the unanimous concurrence of TSMC, OmniVision and NEWCO from time to time to address specific issues as they may arise. The composition and duties of these advisory committees are set forth below. Legal counsel of the Parties shall be permitted to attend all of the Advisory Committee and the Coordinating Committee meetings.

          (b) Composition and Term of Advisory Committee

     The Advisory Committee shall consist of three members: (i) one TSMC representative; (ii) one OmniVision representative; and (iii) an officer of NEWCO. Each of the members of the Advisory Committee shall serve a one-year term, which can be renewed annually. Each member shall have the right to designate an alternate to attend Committee meetings and to make decisions in his/her absence.

                                                         CONFIDENTIAL TREATMENT


     The Advisory Committee shall select one of its members as chairman. One of the members of the Advisory Committee shall be designated a secretary. The secretary and the chairman shall be from different parties to this Shareholders' Agreement, and the chairmanship shall alternate from one party to the other on an annual basis.

     Each chairman shall serve a one-year term. The chairman shall be responsible for coordinating all sub-projects, if any, and for coordinating the review of any disputes that may be brought before the Advisory Committee pursuant to Section 5.17 of this Agreement.

     Committees reporting to the Advisory Committee shall include initially the Coordinating Committee.

     The Advisory Committee shall have no authority over the operation of NEWCO but shall serve in a purely advisory capacity.

     The Advisory Committee shall meet when requested by the parties.


                      ARTICLE 6. RIGHT OF FIRST OFFER.
                      --------------------------------

     6.1 Except as otherwise provided in this Agreement or upon the mutual agreement of the Shareholders, the Shareholders agree that they shall not sell, give, encumber, pledge or otherwise transfer, assign or dispose of either voluntarily or by operation of law, all or any part of their shares in NEWCO and/or withdraw from NEWCO within the first three (3) years from the date of incorporation of NEWCO, unless NEWCO has completed an Initial Public Offering in any jurisdiction, at which time this provision shall terminate.

     6.2 The Shareholders agree that they will not sell, give, encumber, pledge or otherwise transfer, assign or dispose of, either voluntarily or by operation of law, all or any part of the stock which either of them now owns or may hereafter acquire in NEWCO without first offering such stock to the other Shareholder as provided herein.

     6.3 After three (3) years from the date of incorporation of NEWCO:

          (a) If either Shareholder desires to withdraw from NEWCO, the withdrawing Shareholder shall first provide the non-withdrawing Shareholder with written notice of its intention to withdraw and shall offer (the "Offer") its shares to the non-withdrawing Shareholder, whereupon the non-withdrawing Shareholder shall have the irrevocable first right, exercisable within thirty
(30) days of the withdrawing Shareholder to so withdraw, to purchase the entire equity interest of the withdrawing Shareholder in NEWCO at a price per share equal to the proportionate Book Value Per Share (in the aggregate, the "Offer Price"). For purposes of this Agreement the "Book Value Per Share" shall mean the book value set forth in NEWCO's most recent quarterly financial statements, defined in accordance with the ROC Generally Accepted Accounting Principles, divided by the number of shares of common stock of NEWCO on the date of such financial statements.

                                                         CONFIDENTIAL TREATMENT


          (b) Upon receipt of the Notice, the Shareholders shall promptly confer on a date (the "Offer Closing Date") for closing such transaction (the "Offer Closing"), which in any event shall not be more than thirty (30) days from receipt of Notice.

          (c) At the Offer Closing on the Offer Closing Date, the withdrawing Shareholder shall deliver to the non-withdrawing Shareholder certificates representing all of its shares, duly endorsed and in proper form for transfer, accompanied by all notices, permits, authorizations and other documents required for such transfer under the ROC law or other relevant laws.

          (d) At the Offer Closing on the Offer Closing Date, in consideration of the withdrawing Shareholder's delivery to the non-withdrawing Shareholder of the shares, the non-withdrawing Shareholder shall pay to the withdrawing Shareholder cash in the amount of the Offer Price.

          (e) In the event a Shareholder tenders an offer in accordance with this Section 6.3 and the other Shareholder does not exercise their rights hereunder, then the offering Shareholder shall have the right to solicit an offer in accordance with Sections 6.4 and 6.5; provided, however, that (x) in the event the offering Shareholder makes a good faith attempt to locate a buyer but cannot so find a buyer within ninety (90) days of the non-withdrawing Shareholder's rejection of the initial offer, or (y) in the event the offering Shareholder finds only a [***] which is interested in making an offer; for purposes of this Section 6.3, a "[***]" shall be reasonably determined by TSMC; then:

                (i) in the case of "(x)", the non-withdrawing Shareholder shall be obligated to buy said shares in accordance with Section 6.3; or

                (ii) in the case of "(y)", the non-withdrawing Party will either agree to waive the restriction of Section 6.5 or else shall be obligated to buy the offering Party's shares in accordance with Section 6.3.

     6.4 Unsolicited Offer.  In the event either Shareholder shall receive an
         -----------------
unsolicited offer for any or all of its shares in NEWCO (hereinafter in this Section 6 said Shareholder will be referred to as the "Seller") and shall obtain a bona fide written offer (which offer must be accompanied by a good faith deposit in the form of a certified check equal to at least ten percent (10%) of the purchase price) for such interest, which offer shall set forth the name and address of the prospective and beneficial (if any) purchaser, the number of shares to be purchased, the prospective purchase price, and the other terms and conditions of such offer, the Seller may thereupon sell such shares only upon the following terms and conditions:


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


          (a) Upon receipt of such written offer which Seller desires to accept, Seller shall send to NEWCO and to the other Stockholder a photocopy of such offer (the "Offer"), together with a photocopy of the accompanying certified check, whereupon the other Shareholder shall have the option to purchase (which option shall be exercised by written notice given to the Seller and NEWCO within sixty (60) days after such notification), all (but not less than all) of the shares offered to be sold by the Seller for the same aggregate price and on the same terms and conditions (except that the closing shall be held at a mutually agreeable place and time within thirty (30) days after the expiration of the option period as defined above) as contained in the Offer.

          (b) If, at the end of such time periods as specified herein, the rights under this Article 6 to purchase all of the shares offered to be sold have not been exercised, then the consent of the other Shareholder is deemed to have been given and then, for those shares Seller shall be permitted to accept the Offer within sixty (60) days thereafter for the price and according to the terms and conditions set forth in the Offer; provided however, that the party to whom such shares are to be sold shall first agree to be bound by the provisions of this Article 6.

          (c) In the event shares are to be sold to a third party pursuant to this Section 6.4, and as a condition precedent to any such transaction, the Shareholders agree that the Seller shall first obtain from the third party its written consent to be bound by the terms and conditions of this Agreement upon the transfer of said shares.

     6.5 Limitation on Sale.
         ------------------

          (a) In consideration for entering into this Agreement, the Shareholders agree that they shall not at any time, transfer any part or all of their shares in NEWCO to any [***] without the prior written approval of all of the TSMC Directors then holding office. For purposes of this Section 6.4, a "[***]" shall be reasonably determined by TSMC.

          (b) In consideration for entering into this Agreement, the Parties agree that they shall not at any time, transfer any part or all of their shares in NEWCO to any entity or company which is a competitor of OmniVision or its affiliates without prior approval of all of the OmniVision Directors then holding office. For purposes of this Section, a "competitor of OmniVision or its affiliates" shall be reasonably determined by OmniVision.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


                        ARTICLE 7.   OPTION TO PURCHASE.
                        --------------------------------


     7.1 Option Grant. Subject to the occurrence and within sixty (60) days of
         ------------
a Triggering Event (as defined in Section 7.4), either TSMC or OmniVision, as the case may be (the "Granted Shareholder"), shall have an exclusive, irrevocable right and option (the "Option") to require the other Shareholder (the "Granting Shareholder") to sell to the Granted Shareholder such number of the Granting Shareholder's shares in NEWCO as shall enable the Granted Shareholder to obtain an equity interest in NEWCO of fifty-one percent (51%) of the total issued and outstanding shares of NEWCO in accordance with the terms and conditions of this Agreement; provided, however, that this Article 7 shall terminate after NEWCO has completed an Initial Public Offering in any jurisdiction.

     7.2 Exercise of the Option. Should the Granted Shareholder desire to
         ----------------------
exercise either of the Options set forth in Section 7.1 the Granted Shareholder shall give the Granting Shareholder thirty (30) days written notice (the "Notice") of its intent to exercise its option, stating the number of shares to be acquired, and shall also state its reasons for the exercise. Delivery of the Notice shall constitute an irrevocable exercise of the Option. Upon receipt of the Notice the Granting Shareholder shall promptly confer on a date (the "Option Closing Date") for closing such transaction (the "Option Closing"). In the event the Shareholders are unable to agree on the Option Closing Date, such Option Closing Date shall be sixty (60) days from the date of Notice (or the next subsequent business day, if such sixtieth day is not a business day).

     7.3 Option Price. In the event of the exercise of the Option by either
         ------------
Shareholder under this Article 7, the Shareholders agree that the purchase price per share (the "Purchase Price") shall be the higher of (a) the Book Value Per Share (as defined in Section 6.3(a)) or (b) the original purchase price multiplying by the Option Premium, where the "Option Premium" equals (1 + 0.02) to the nth power, and n equals the number of years (expressed as a decimal rounded to the nearest .xx after the decimal point of a year based on a 365-day year) from the date on which the shares of NEWCO purchased by the Granting Shareholder were fully paid; provided, however, that if such shares were fully paid on more than one dates, then the Option Premium shall be the weighted average of (1 + 0.02), whichever applies, to the nth power for all such dates. For purposes of determining the weighted average, the results of each (1 + 0.02) to the nth power calculation shall be weighted by the number of shares paid for by the grating Shareholder on that date as a percentage of the total number of shares owned by the grating Shareholder as of the date of Notice.

     7.4 Triggering Events.  For the purpose of this Article 7, a "Triggering
         -----------------
Event" shall be the event, action or failure to act, as set forth in Sections 8.6(j) and 11.1(b).

     7.5 Delivery. At the Option Closing on the Option Closing Date, the
         --------
Granting Shareholder shall deliver to the Granted Shareholder certificates representing the shares to be sold pursuant to this Article 7, duly endorsed, and accompanied by all notices, permits, authorizations and other documents required for such transfer under the ROC law.

                                                         CONFIDENTIAL TREATMENT


     7.6 Payment.  At the Option Closing on the Option Closing Date, in
         -------
consideration of Granting Shareholder's delivery to Granted Shareholder of such shares, Granted Shareholder shall pay to Granting Shareholder cash in the amount of the Purchase Price.

     7.7 Nonperformance.  Except as otherwise provided in this Agreement, in
         --------------
the event that the Granted Shareholder provides Notice, as required herein, to exercise its option under this Article 7, and the Granting Shareholder fails to sell to the Granted Shareholder any or all of its shares of NEWCO, then, in the event a court of competent jurisdiction upholds the validity of Granted Shareholder's exercise (should the Granting Shareholder challenge said exercise) and, in the event the Granted Shareholder cannot obtain specific performance, the Granting Shareholder shall pay the Granted Shareholder liquidated damages in the amount of the greater of: (a) five (5) times the proportionate Book Value of shares issued but not sold by the Granting Shareholder to the Granted Shareholder at the time Notice is provided; or (b) 10 x (total issue price of shares not sold) x (the Option Premium, as defined in Section 7.3); provided, however, in addition to liquidated damages, if any, NEWCO shall be forthwith wound up if the Granted Shareholder is prevented by the Granting Shareholder from obtaining the fifty-one percent (51%) equity interest pursuant to this Article 7. Nothing in this Article 7 shall preclude the Granted Shareholder from seeking and receiving any other legal or equitable remedies.

     7.8 Rights Additional to the Right of First Offer.  The rights and
         ---------------------------------------------
privileges granted to the Granted Shareholder under this Article 7 are in addition to and independent of the Right of First Offer under Article 6 and do not place any limitation or restriction on the Granted Shareholder's ability to exercise such right. In the event the Granting Shareholder exercises its rights under this Article 7, the Granted Shareholder shall first have the right to exercise its Options under Section 7.1. Any additional shares in excess of the amount purchased by the Granted Shareholder under the Option shall then be subject to the procedures set forth in Article 6.

     7.9 Assumption.  As part of the consideration paid for the Granting
         ----------
Shareholder's interest under this Article 7, the Granted Shareholder shall deliver to the Granting Shareholder a written assumption of the Granting Shareholder's percentage of the shares of the debts and liabilities of NEWCO equivalent to the equity percentage of the shares being sold to the Granted Shareholder; provided, however, the Granting Shareholder shall remain fully liable for all debts and liabilities caused or incurred by its negligence, intentional or wrongful acts or omissions, or incurred by the Granting Shareholder in violation of this Agreement, and shall indemnify NEWCO and the Granted Shareholder against all such debts and liabilities immediately on demand.

                                                         CONFIDENTIAL TREATMENT


     7.10 Escrow.  In the event that either TSMC or OmniVision challenges the
          ------
validity of the exercise of the Option, the non-exercising Shareholder shall place the shares in dispute in escrow with the law firm of Lee and Li, Taipei, Taiwan, during such challenge.


                              ARTICLE 8. COVENANTS.
                              ---------------------

     8.1 OmniVision's Commitments.
         ------------------------

          (a) Commitment to TSMC.  Immediately upon the incorporation of NEWCO,
              ------------------
OmniVision shall enter into a [***] with TSMC ([***], substantially in the form set forth on Exhibit B attached hereto, under which OmniVision and its affiliates shall [***] to TSMC (i) a minimum of [***] of all of their [***] requirement [***] during Phase I; and (ii) a minimum of [***] of all of their [***] requirement [***] during Phase II and Phase III (up to the term specified in the [***]); provided however, that TSMC shall fulfill its commitments, guarantees and obligations under Section 8.2(a)(i) - (iii) and , provided further , that TSMC shall not have [***] pursuant to Section 10.4. Notwithstanding [***] provided in Section 8.2, OmniVision shall have the right [***]. TSMC and OmniVision shall immediately meet and confer regarding such [***] request, and shall use their best efforts to agree upon [***], consistent with the principle that both Parties have business related margin requirements. Should such meetings fail to produce agreement within a reasonable time, OmniVision has the right to seek the [***] (as that term is defined in the [***]) by a third party; provided, however, that prior to placing any [***] from such third parties, OmniVision shall, subject to restrictions under any confidential agreement or arrangement with such third parties, give TSMC a "last look" by informing TSMC of such [***] and giving TSMC an opportunity to match. Notwithstanding the technology guarantees provided in Section 8.2, OmniVision shall have the right [***]. TSMC and OmniVision shall immediately meet and confer regarding such [***] request, and shall use their best efforts to agree upon the [***]. Should such meetings fail to produce agreement within a reasonable time, OmniVision has the right to seek the [***] (as that term is defined in the [***]) by a third party; provided, however, that prior to placing any [***] from such third parties, OmniVision shall, subject to restrictions under any confidential agreement or arrangement with such third parties, give TSMC a "last look" by sharing with TSMC OmniVision's knowledge about such third party's [***] and giving TSMC an opportunity to match.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


          (b) Commitment to NEWCO.
              -------------------

                (i) OmniVision shall enter into a [***] with NEWCO, with terms and conditions to be negotiated between OmniVision and NEWCO, under which OmniVision shall [***] a minimum of [***] of its [***] activities to NEWCO; provided, however, that NEWCO shall fulfill its commitments, guarantees and obligations under this Agreement and [***]. Notwithstanding the foregoing, OmniVision shall have the right to request [***] from NEWCO. NEWCO and OmniVision shall immediately meet and confer regarding such [***] request, and shall use their best efforts to agree upon [***]. Should such meetings fail to produce agreement within a reasonable time, OmniVision has the right to engage a third party for the [***] activities under the [***].

                (ii) Under the Phase III Transaction, OmniVision shall cause the transfer to NEWCO of either (x) the capital stock of [***], or (y) the assets consisting of the facilities of [***] and the right to use the land for such facilities as set forth on Schedule 8.1(b)(ii) attached here to (collectively, the "[***]") and an aggregate of [***] of [***]; provided that the consideration set forth in Section 8.4(b) and (c) is paid in full. The Parties acknowledge and agree that no other assets of [***] are included in the foregoing consideration.

          (c) Prior to the Phase III Closing, OmniVision shall make proper arrangements with [***] authorities to satisfy the registered capital commitment of [***].

          (d) Except as set forth in Sections 3.1, 3.5 and 3.8, neither TSMC nor OmniVision are required to make any further investment in NEWCO or [***]. However, in the event OmniVision or TSMC shall be required to make further capital contributions in [***], including without limitation contributions made pursuant to any arrangements between OmniVison and the [***] authorities to satisfy the registered capital commitment of [***], TSMC and OmniVision shall negotiate in good faith to


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


account for such contributions by either Shareholder, including without limitation the making of comparable contributions in cash or in kind by the other Shareholder, in order to maintain the Ownership Ratio.

     8.2 TSMC's Commitments.
         ------------------

          (a) Commitment to OmniVision and Its Affiliates.
              -------------------------------------------

                (i) TSMC guarantees to fulfill the [***] requirements of OmniVision and its affiliates described in Section 8.1, and as set forth in more detail in [***].

                (ii) TSMC hereby guarantees [***]

                         (1) [***]

                         (2) [***]

                         (3) [***]

                         (4) [***]

                (iii) Upon a commercially reasonable request of OmniVision, TSMC agrees to provide OmniVision with TSMC's commercially competitive [***]

          (b) Commitment to NEWCO.
              -------------------

                (i) TSMC shall enter into an [***] with NEWCO, with terms and conditions to be negotiated between TSMC and NEWCO, as soon as practicable after the incorporation of NEWCO, under which agreement TSMC will provide NEWCO with [***] to assist NEWCO to establish its [***].

                (ii) At the commencement of Phase II and Phase III, respectively, and subject to the consideration paid in accordance with Section 8.4(a), TSMC shall sell and transfer to NEWCO TSMC's [***]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT



[***].

     8.3 TSMC's Operation of [***] Business.
         ----------------------------------

          (a) Subject to the terms and conditions set forth in Section 8.3 (b) and (c), during the Term, TSMC acknowledges and agrees that it will not operate directly or indirectly any [***] business in competition with NEWCO. TSMC agrees that it shall notify its current customers upon the Effective Date, and shall use its best commercial efforts to transfer its current customers, and refer future customers, [***] to NEWCO as soon as practicable after the commencement of Phase II.

          (b) In the event that a TSMC customer rejects such transfer effort by TSMC, and the rejection would result in the loss of [***] business of such customer to TSMC, TSMC shall have the option to provide that customer the [***] services upon notification to and discussion with NEWCO.

          (c) In the event that TSMC provides [***] service to those customers who do not accept the transfer of service to NEWCO and that there is any profit accrued from TSMC's [***] services to such customers, TSMC shall transfer such profit to NEWCO. In the event the transfer of such profit to NEWCO is prohibited for any reasons including but not limited to the ROC law, such reasons not attributable to TSMC, TSMC agrees to compensate or credit NEWCO by other commercially applicable alternatives reasonably acceptable to NEWCO.

     8.4 NEWCO's Commitments.
         -------------------

          (a) NEWCO shall pay TSMC U.S. Dollars eight million (U.S.$ 8,000,000) during Phase II and pay U.S. Dollars eight million one hundred thousand (U.S.$8,100,000) during Phase III to purchase TSMC's [***] equipments.

          (b) NEWCO shall acquire an aggregate of [***] for a value of U.S. Dollars six million (U.S.$ 6,000,000) from OmniVision and/or its affiliates under the Phase III Transaction.

          (c) NEWCO shall acquire the [***] and compensate OmniVision for certain [***] start-up costs, for an aggregate value of U.S. Dollar eleven million five hundred thousand (U.S.$ 11,500,000) under the Phase III Transaction.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


          (d) In the event additional assets (for example, additional [***]) are sold or otherwise transferred to NEWCO, the value of such assets sold or otherwise transferred shall be the fair market value determined by the Board.

          (e) During Phase I, NEWCO will provide to its customers [***] services through subcontracting the work with TSMC, [***] services through subcontracting with other vendors approved by TSMC and OmniVision, and testing services through subcontracting with [***].

     8.5 Technology and Patent Licenses.  TSMC and OmniVision shall each grant
         ------------------------------
to NEWCO, and OmniVision shall cause [***] to grant to NEWCO, a license under certain [***] technology and related patents and technical information, under agreements substantially in the form attached hereto as Exhibits C and D, respectively. OmniVision shall also cause Hua Wei Shanghai to provide NEWCO with [***] under the foregoing agreement between OmniVision and NEWCO. Such agreements shall also set forth [***] to each of TSMC and OmniVision under any improvements and modifications to [***]. The consideration for the [***] granted by TSMC to NEWCO shall be [***] during Phase I and [***] during Phase II, and the consideration for the [***] granted by OmniVision to NEWCO shall be [***] during Phase I and [***] during Phase II.

     8.6 Hua Wei Shanghai. OmniVision represents, warrants, and covenants as follows with respect to Hua Wei Shanghai that, except as otherwise expressed below, as of the Effective Date and prior to the Phase III Closing:

          (a) The legal name of Hua Wei Shanghai is: _________________(in Chinese) and Hua Wei Semiconductor (Shanghai) Co., Ltd. (in English).

          (b) Hua Wei Shanghai is duly organized, incorporated and registered in accordance with all applicable laws and regulations of [***], with an address at 111 Ronghua Road, Songjiang Export Processing Zone, Shanghai, China.

          (c) The only shareholder of Hua Wei Shanghai is and shall remain a wholly owned subsidiary of Hua Wei Cayman.

          (d) All information and documents provided to TSMC as requested by TSMC during its due diligence investigations and requests were complete, accurate, and true and did not omit any material fact and fairly present in all material respects the corporate structure, business, debt and obligation of Hua Wei Shanghai.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


          (e) Hua Wei Shanghai shall be continuously organized, registered, maintained, operated and managed in strict compliance with all applicable local, provincial, and state laws, rules, regulations, ordinance and statutes of [***].

          (f) Hua Wei Shanghai shall not engage in any activities, enter into any contracts, incur any indebtedness, or conduct any business that will substantially adversely affect Hua Wei Shanghai's financial conditions. Furthermore, prior to the Phase III Closing Date, Hua Wei Shanghai shall not enter into any new contractual commitment not existing as of the Effective Date in excess of U.S. Dollars one million (U.S.$ 1,000,000) without prior written consent from TSMC and OmniVision, such consent not to be unreasonably withheld or delayed.

          (g) OmniVision shall cause Hua Wei Shanghai to keep complete and accurate books and records of its operations, including all contracts, obligations and liens.

          (h) Upon a joint written request from TSMC and NEWCO, OmniVision shall cause Hua Wei Shanghai to permit their auditor to examine, during normal business hours, relevant records and documents of Hua Wei Shanghai to assure Hua Wei Shanghai's compliance with provisions stated in this Section 8.6. Such audit shall be limited to an audit of relevant records and documents only. OmniVision shall cause Hua Wei Shanghai to provide full cooperation in such audit, including, but not limited to, providing sufficient time for such examination and convenient access to relevant records and documents. Except as otherwise agreed to by OmniVision and Hua Wei Shanghai, the foregoing audit shall be allowed only on a once-per-year basis.

          (i) OmniVision shall cause Hua Wei Shanghai to transfer the [***] and to provide NEWCO with technical assistance as set forth in Sec. 8.5.

          (j) Governmental Approvals.
              ----------------------

                (i) Each of OmniVision, TSMC, NEWCO, the Final JV Entity and Hua Wei Shanghai shall use its commercially reasonable efforts to obtain, with good faith and reasonable cooperation from the other Parties, all governmental approvals requisite for the transactions contemplated by this Agreement and the operation of the Final JV Entity during Phase III.

                (ii) In the event that ROC law requires that either OmniVision or TSMC to own an equity interest of fifty-one percent (51%) in NEWCO for the purpose of obtaining the Approval, such an event shall be deemed a Triggering Event for the purpose of Article 7; provided, however, that the Shareholder


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


required to own such majority interest in NEWCO shall give the other Shareholder sufficient prior written notice of such requirement in order for the Shareholders to seek any applicable remedy including a waiver for such requirement, or to find some other mutually acceptable solution.

     8.7 Maintenance of Shareholding.
         ---------------------------

          (a) Except as otherwise provided in Section 6.1, OmniVision's shareholding in NEWCO will decrease from 47% to 25% during a three-year period after the completion of an Initial Public Offering in any jurisdiction.

          (b) OmniVision undertakes to maintain a shareholding in NEWCO of a minimum of 25% for a period of at least five (5) years commencing from the date of incorporation of NEWCO.

          (c) TSMC shall maintain shareholding in NEWCO of a minimum of 25% for a period of at least five (5) years commencing from the date of incorporation of NEWCO.

     8.8 NEWCO as a Party to this Agreement. Upon the incorporation of NEWCO,
         ----------------------------------
TSMC and OmniVision shall cause NEWCO to ratify, join in and become bound by all of the terms and conditions of this Agreement, and to perform all of its obligations under this Agreement. Upon ratification, NEWCO shall be considered a "Party" for purposes of this Agreement.

     8.9 Audit.
         -----

          (a) Throughout the Term, TSMC, OmniVision and NEWCO shall each maintain and keep relevant records and all relevant documents in accordance with the generally accepted accounting principles and in sufficient detail to permit the determination of the satisfaction of the following obligations of the Parties:

                (i) OmniVision and Hua Wei Shanghai shall have performed their obligations under Sections 8.1,8.5 and 8.6;

                (ii) TSMC shall perform its obligations under Sections 8.2, 8.3 and 8.5; and

                (iii) NEWCO its obligations under Sections 8.4 and 8.5.

          (b) Upon a Party's written request for an audit, the audited Party shall permit auditors designated by the requesting Party to examine, during ordinary business hours, relevant records and documents for the purposes of the audit. Such audit shall be limited to an audit of relevant records and documents only. The audited Party shall provide full cooperation in such audit, including, but not limited to, providing sufficient time for such examination and convenient access to relevant records and documents.

                                                         CONFIDENTIAL TREATMENT


          (c) Except as otherwise agreed to by the requesting Party and the audited Party, the foregoing audit shall be allowed only on a once-per-year basis.

     8.10 Shareholders Freedom to Conduct Business Without Restriction.  Except
          ------------------------------------------------------------
as expressly provided in this Agreement or other agreements between or among the Parties, nothing contained herein or therein shall be deemed or construed to limit or restrict in any way the freedom of any Shareholder or any affiliates thereof to conduct or engage in any business activity whatsoever for its own account without regard to the business of NEWCO.


                           ARTICLE 9. CONFIDENTIALITY.
                           ---------------------------

     9.1 Confidential Information.  The terms and conditions of the existing
         ------------------------
Non-Disclosure Agreement by and between the Shareholders are incorporated herein by this reference as if set forth at length; further, NEWCO and the Final JV Entity hereby agree to be bound by said Non-Disclosure Agreement as if made a party thereto.

     9.2 Treatment of Extremely Confidential Information.  The Shareholders
         -----------------------------------------------
will each contribute extremely confidential information to the other and to NEWCO and the Final JV Entity during the performance of their obligations under this Agreement. With respect to TSMC, such information comprises TSMC's process information; with respect to OmniVision, such information comprises its [***] technology and architecture, [***], and automated final testing processes (all of which are hereinafter referred to as "Extremely Confidential Information"). The Parties hereby agree to keep confidential, and not disclose to any third party without the prior written consent of the originating Party, any Extremely Confidential Information they receive through the course of the business to be conducted pursuant to this Agreement. Each Party agrees to do the following with respect to any such Extremely Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that party exercises to safeguard the confidentiality of its own similar type of Extremely Confidential Information; (ii) restrict disclosure of such information to those of its employees and agents who have a "need to know" and, with prior written approval of the disclosing party, those of its third party contractors who have a "need to know," and (iii) instruct, require and obtain the written agreement of such employees, agents and subcontractors to maintain the confidentiality of such information and not to use such Confidential Information except as expressly permitted. Each Party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


     9.3 Disclosure.  Notwithstanding Sections 9.1 and 9.2, each Party may
         ----------
disclose this Agreement and the Exhibits: (a) to its legal and financial advisers on a need-to-know basis; (b) to third-party financing sources on a need-to-know basis and subject to a non-disclosure agreement; (c) to the extent necessary to comply with applicable laws or regulations, including, but not limited to any rule , regulation or policy statement of any national securities exchange, market or automated quotation system on which either of the Party's securities are listed or quoted; and (d) to governmental authorities as required by law, provided that the party required to make such disclosure shall, if possible, provide to the Parties prior notice and an opportunity to reasonably contest such disclosure or seek a protective order or other appropriate remedy prior to such disclosure.


                        ARTICLE 10. COVENANT NOT TO COMPETE.
                        ------------------------------------

     10.1 A. Except as otherwise provided in this Agreement, OmniVision shall ensure that OmniVision and its affiliates, during the Term and within twelve
(12) months after the cancellation or termination of this Agreement, shall not engage in any business, either on its (their) own behalf or for the behalf of a third party, nor shall it (they) enter into any agreement or direct or indirect arrangement, that will directly compete with the business of NEWCO.

     B. Notwithstanding the foregoing, the Parties agree that Section 10.1. A shall not apply to either: (i) any activities of OmniVision strictly for its own account; or (ii) any arm's length transaction with an unrelated third party
(a) into which OmniVision is consolidated or merged, or (b) which acquires all or substantially all of the assets of OmniVision, subsequent to the Effective Date; provided however, that in the event of the occurrence of either subsections B.(ii) (a) or (b), the parties agree that if after consultation among the Parties, TSMC and or Newco determine that the resulting company or activity will be detrimental to the ongoing activities of Newco then OmniVision and/or any affiliate shall sell its entire equity holding(s) in Newco to TSMC pursuant to Article 6 of this Agreement, and further provided, in the event that OmniVision sells its equity interest(s) to TSMC hereunder, then OmniVision shall have the right to terminate this Agreement or any or all of the other agreements then in force and effect with the other Parties.

     10.2 Except as otherwise provided in this Agreement, TSMC shall ensure that TSMC and its affiliates, during the Term and within twelve (12) months after the cancellation or termination of this Agreement, shall not engage in any business, either on its (their) own behalf or for the behalf of a third party, nor shall it (they) enter into any agreement or direct or indirect arrangement, that will directly compete with the business of NEWCO.

     10.3 Each Party agrees that it and its affiliates will not, during the Term, solicit for employment as an employee, officer, agent, consultant, advisor, or in any other capacity whatsoever, any individual employed by the other Party or Parties in a technical capacity, who is at the time of such

                                                         CONFIDENTIAL TREATMENT


solicitation, or within six (6) months of such time was, involved directly or indirectly in positions associated with the subject matter of this Agreement. As used herein, "solicit" means contact or communicate in any manner whatsoever, including, but not limited to, contacts or communications by or through intermediaries, agents, contractors, representatives, or other parties, provided, however, that nothing herein shall be construed to prohibit the Parties from (a) placing advertisements for employment which are aimed at the public at large in any newspaper, trade magazine, or other periodical in general circulation, or (b) responding to any unsolicited inquiry by an employee concerning employment.

     10.4 NEWCO shall adopt appropriate measures to ensure that its employees will not solicit the employees, officers, agents, consultants, advisors or customers of NEWCO for a period of one (1) year after the termination of employment with NEWCO.


                  ARTICLE 11. MATERIAL BREACH AND REMEDIES.
                  -----------------------------------------

     11.1 Definition of "Breach" and "Material Breach".
          --------------------------------------------

          (a) For purposes of this Agreement, a "breach" shall mean a failure to comply with any terms or conditions of this Agreement, whether by reason of negligence or willful, intentional or reckless conduct of acts or omissions. Any breach of TSMC, OmniVision and/or NEWCO that, in itself or in combination with other actions or omissions of another Party, substantially impairs the operations of NEWCO, or directly and proximately causes the frustration of the Purposes, or makes it impossible for any Party to comply with the terms and conditions of this Agreement, shall be deemed a "Material Breach". By way of example, a breach of any of Sections 1.1, 3.1, 3.2, 3.4 - 3.9, 5.3, 5.5, 5.12,
5.15 and 5.16, and Articles 6 - 10 and 12, shall be deemed a Material Breach.

          (b) A Material Breach shall also exist in the event that:

                (i) A Shareholder causes NEWCO to materially breach its obligations under an agreement with the first Shareholder described herein; or

                (ii) A Shareholder intentionally causes NEWCO to experience financial difficulties of either (x) an accumulated loss in the [third (3rd)] fiscal year following the year of incorporation of NEWCO or (y) pre-tax losses for any three (3) consecutive fiscal quarters after the first two years from the year of incorporation of NEWCO.

     A Material Breach in Section 11.1(b)(i) or (ii) shall be deemed a Triggering Event under which the non-breaching Shareholder shall have the right to exercise the Option set forth under Article 7.

                                                         CONFIDENTIAL TREATMENT


     11.2 Ramifications of a Material Breach by TSMC or OmniVision. Except as otherwise provided in this Article 11, as between TSMC and OmniVision, in the event that either TSMC or OmniVision commits a Material Breach that has not been remedied within ninety (90) days after written notice thereof to the breaching Shareholder given by the non-breaching Shareholder, then:

          (a) The non-breaching Shareholder shall have the right, upon written notification to the breaching Shareholder, to require the breaching Shareholder to sell and transfer all or any shares held by it to the non-breaching Shareholder at a price per share equal to the original purchase price, such sale to occur within ten (10) days of such notification.

          (b) The non-breaching Shareholder shall have the right to terminate this Agreement with respect to the breaching Shareholder and be entitled to pursue other remedies available to it at law or in equity against the breaching Shareholder.

          (c) The rights and obligations of the non-breaching Shareholder and NEWCO with respect to each other under this Agreement and any other agreements between the two Shareholders shall continue and subsist to the extent possible, unless the two Shareholders otherwise agree upon, including without limitation winding up NEWCO.

     11.3 Ramifications of a Material Breach by NEWCO. Except as otherwise provided in this Article 11, in the event that NEWCO in and by itself commits a Material Breach that has not been remedied within ninety (90) days after written notice thereof to NEWCO given by either TSMC or OmniVision (with a copy of the notice sent to the other non-breaching Party), then:

          (a) Either non-breaching Party shall have the right to terminate this Agreement with respect to NEWCO and be entitled to pursue other remedies available to it at law or in equity against NEWCO.

          (b) The rights and obligations of TSMC and OmniVision with respect to each other under this Agreement and any other agreements between TSMC and OmniVision shall continue and subsist to the extent possible, unless TSMC and OmniVision otherwise agree upon, including without limitation winding up NEWCO, taking over the management of NEWCO, or entering into a new agreement or arrangement with respect to NEWCO.

     11.4 Material Breach by NEWCO Caused by a Shareholder.  Except as
          ------------------------------------------------
otherwise provided in this Article 11, in the event that either TSMC or OmniVision causes NEWCO to commit a Material Breach that has not been remedied within ninety (90) days after written notice thereof to NEWCO and the Shareholder causing the breach by the non-breaching Shareholder, then

                                                         CONFIDENTIAL TREATMENT


          (a) The non-breaching Shareholder shall have the right, upon written notification to the Shareholder causing the breach, to require the Shareholder causing the breach to sell and transfer all or any shares held by it to the non-breaching Shareholder at a price per share equal to the original purchase price, such sale to occur within ten (10) days of such notification.

          (b) The non-breaching Shareholder shall have the right to terminate this Agreement and be entitled to pursue other remedies available to it at law or in equity against either or both of NEWCO and the Shareholder causing the breach.

                ARTICLE 12. REPRESENTATIONS AND WARRANTIES.
                -------------------------------------------

     12.1 Corporate Standing.  Each of TSMC and OmniVision  represents and
          ------------------
warrants to the other Shareholder that:

          (a) it is a corporation duly incorporated, validly existing, and in good standing under the law of the jurisdiction of it incorporation, and has full corporate power and authority to execute this agreement and to perform all obligation hereunder; and

          (b) approval of this JV and respective investment by its board of directors, and the execution, delivery and performance of this agreement by each will have been duly authorized by all necessary corporate proceedings on the part of it and this Agreement will constitute the valid and legally binding obligations of it enforceable in accordance with the terms; except to the extent limited by bankruptcy or similar laws affecting creditors rights generally, or by general equitable principles.

     12.2 Investment Intention.  Each Shareholder represents and warrants that
          --------------------
it is acquiring the securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Each Shareholder represents that, except for otherwise permitted by this Agreement, it has no agreement, contract, arrangement or undertaking with any person or entity to sell, transfer, or grant any rights in any of the securities.

     12.3 TSMC and OmniVision agree that neither Shareholder shall cause the other Shareholder or NEWCO to be in violation of their respective home country laws. NEWCO, its officers, employees or agents will not participate in or provide any information in furtherance of any boycott in violation of U.S. law or offer to pay or receive any bribe to/from any individual or corporation. When other individuals or organizations are required to participate in program of NEWCO, they shall be compensated fairly based on the task performed. In no circumstances are public servants or other holders of public offices to be offered or paid any bribe or other benefits, directly or indirectly. No contribution in any way related to NEWCO will be made to candidates for public offices or to political parties or other political organizations, regardless of whether such contributions are permitted by local laws.

                                                         CONFIDENTIAL TREATMENT


                       ARTICLE 13. TERM AND TERMINATION.
                       ---------------------------------

     13.1 Effective Date.  The "Effective Date" of this Agreement shall be the
          --------------
date of execution of the Agreement by a duly authorized representative of each of TSMC and OmniVision.

     13.2 Term and Expiration.
          -------------------
          (a) This Agreement shall come into force on the Effective Date and remain in effect for a period of [***] years, unless it is terminated earlier by written agreement between TSMC and OmniVision or in accordance with the terms and conditions of this Agreement. At the end of the initial [***] year term, this Agreement shall automatically be extended for additional terms of [***] years each, unless it is earlier terminated (i) by written agreement between TSMC and OmniVision; (ii) in accordance with the terms and conditions of this Agreement; or (iii) by either TSMC or OmniVision with written notice to the other Parties twenty-four (24) months before the end of any such additional term. The "Term" shall mean collectively the initial term and all the additional terms.

          (b) Upon the termination of the Term, the future relationship of the Parities, as well as NEWCO's existence, shall be determined by such other terms and conditions to which the Parties shall agree, provided, however, in the event the Parties shall not agree, the Parties shall take such steps as are necessary to cause NEWCO to be wound up as soon as practical thereafter, in accordance with the Articles.

     13.3 Termination.  This Agreement shall be terminated automatically and
          -----------
NEWCO shall be dissolved upon the occurrence of any of the following events of or pertaining to NEWCO:

          (a) liquidation, bankruptcy or insolvency; or

          (b) termination of business by a final decision at a shareholders meeting; or

          (c) the appointment of any trustee, receiver or liquidator for substantially all of the assets of the business of NEWCO; or

          (d) the attachment, sequestration, execution or seizure of substantially all of the assets of NEWCO, which attachment, sequestration, execution or seizure is not vacated within thirty (30) days from the institution thereof; or

          (e) judicial, governmental or any sale other than a voluntary sale of substantially all of the assets of NEWCO by its Board of Directors; or

          (f) in accordance with any other terms and conditions of this Agreement.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


     13.4 Termination for Material Breach.  TSMC or OmniVision may in the event
          -------------------------------
of a Material Breach terminate this Agreement in accordance with the provisions of Article 11.

     13.5 Termination and Dissolution.  In the event this Agreement is
          ---------------------------
terminated by written agreement of TSMC and OmniVision, NEWCO may acquire the licenses granted under Section 8.5, and the future relationship between TSMC and OmniVision as well as NEWCO's existence shall be determined by such other terms and conditions to which TSMC and OmniVision shall agree; provided, however, that, in the event TSMC and OmniVision are unable to reach agreement, TSMC and OmniVision shall take all steps as are necessary to cause NEWCO to be wound up as soon as practicable thereafter.

     13.6 Wind Up NEWCO.  In the event that:
          -------------

          (a) all or material portions of the assets or properties of NEWCO or those assets of one of the Parties which are under the control of NEWCO including but not limited to the patents, trade secrets, trademarks, copyrights or mask work rights of TSMC or OmniVision are expropriated, requisitioned for use, infringed or made inoperative or unavailable for normal use by government action; or

          (b) the government of the ROC [***], or any other governmental entity, including any courts of such government or governmental entity, for any reason shall directly prohibit or indirectly effectively prevent NEWCO from conducting operations essentially as contemplated herein, then either TSMC or OmniVision shall have the right by thirty (30) days prior written notice to terminate this Agreement and require NEWCO to be wound up. TSMC and OmniVision shall cause NEWCO to take immediate steps to reduce expenditures to a minimum and to bring its operations to a close as quickly and efficiently as possible so that NEWCO may as soon as practicable be wound up.

     13.7 Liquidation of NEWCO.  In the event that NEWCO is liquidated, and in
          --------------------
the absence of agreement by the Parties to the contrary, the liquidator shall observe the following principles to the extent permitted by the ROC [***] laws, whichever may be the case:

          (a) The business and affairs of NEWCO shall terminate and be wound up as promptly as orderly business practice permit.

          (b) The Technology Transfer Agreement of TSMC and OmniVision and all rights, privileges, and licenses hereunder shall terminate immediately and shall be returned to the requesting Party, and at no time will they be considered to be assets of NEWCO, and they may not be levied upon by any Party, or otherwise be used as NEWCO collateral or security by NEWCO or any other Party.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


          (c) A full inventory and account of the asset, liabilities and transactions of NEWCO shall promptly be taken and a balance sheet prepared as of date of liquidation.

          (d) Subject to the rights of secured parties, if any, the assets of NEWCO shall be disassemble and liquidated as promptly as is consistent with obtaining fair market value of such assets; provided, however, that, subject to the ROC [***] laws, whichever my be the case, a Party may purchase any assets upon agreement with the other Parties.

          (e) Subject to the applicable ROC [***] laws, proceeds of such liquidation shall be applied in the following order:

                (i) First, to the payment of debts and liabilities of NEWCO to third parties, and then to the payment and debts and liabilities of NEWCO to the Parties, if any, then

                (ii) The surplus, if any, to be paid to each Shareholder pro rata based upon shares of NEWCO then held by it.

          (f) Except as provided elsewhere in this Agreement and subject to the applicable ROC [***] laws, pre-production and prototype products, designs, patents, copyrights, and technical information of NEWCO shall be distributed in kind to TSMC and OmniVision, respectively, and TSMC and OmniVision shall receive full right, title and interest, to perform, practice, sell and license such products, designs, patents, copyrights, and technical information in any manner for any purpose.

     13.8 Expiration or termination of this Agreement for any reason shall not affect:

          (a) the obligations or liabilities of the Parties which have accrued as of the date of termination;

          (b) those obligations set forth in Article 9 and any non-disclosure agreement between or among the Parties; or

          (c) the Parties' respective rights to each Party's rights conferred under the applicable ROC [***] laws as a Shareholder, all of which obligations and rights shall survive the termination of this Agreement.


                         ARTICLE 14. DISPUTE RESOLUTION
                         ------------------------------


     14.1 Introduction. It is the intention of the Stockholders that any breach
          ------------
of this Agreement or any Exhibits shall initially be attempted to be resolved in an amicable manner to the fullest extent possible, and that any such resolution be reasonable in light of the rights and obligations of the Shareholders. If a dispute arising between or among the Parties cannot be resolved by personnel directly involved, the following procedures shall apply in each of the circumstances described below.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT



     14.2 Conciliation Process. At any time during the Term, upon the
          --------------------
occurrence of one or more disputes under this Agreement and/or under any other agreements described herein, the Party allegedly aggrieved and/or damaged (the "Asserting Party") shall promptly deliver written notification to the allegedly offending and/or non-complying Party (the "Defending Party") and the Coordinating Committee, setting out in reasonable detail and in clear and concise language and on a good faith basis, the specifics of the matter in dispute. If the Defending Party has not cured the matter prior to the later of
(i). five (5) business days after delivery of such written notification or (ii) the expiration of the time period, if any, specified for such cure in this Agreement or the applicable agreement (the "Applicable Cure Period"), then the Coordinating Committee shall convene a meeting within ten (10) business days thereafter for the purpose of, among other things:

          (a) Assessing the good faith basis for the assertions;

          (b) Defining, assessing and prioritizing the alternatives reasonably available to cure or to correct the circumstances and, to make its reoccurrence unlikely; and

          (c) Adopting by unanimous votes, one or more curative or corrective courses of action.

     14.3 Composition, Term and Duty of Coordinating Committee
          ----------------------------------------------------

          (a) Composition.  The Coordinating Committee shall be comprised of
              -----------
such number of members as shall be agreed upon by the parties. Each party shall contribute one-third of the number of members, as selected by the Advisory Committee. The members of the Coordinating Committee shall select one of themselves as a Chairman who shall be a member from one of the other parties to which the Chairman of the Advisory Committee does not belong.

          (b) Term.  The Chairman of the Coordinating Committee shall alternate
              ----
from among the parties on an annual basis. Each member of the Coordinating Committee shall serve a two (2) year term, which can be renewed. Each Committee member shall have the right to designate an alternate to attend Committee meetings and to make decisions in his or her absence. All members (or designated alternatives) of the Coordinating Committee shall be officers or employees of the parties.

          (c) Duties.  The duties of the Coordinating Committee are to:
              ------

                (i) Establish work groups and submit proposals and recommendations as directed by the Advisory Committee, and submit these proposals to the Advisory Committee for review;

                                                         CONFIDENTIAL TREATMENT


                (ii) Report on the progress of the matters to the Advisory Committee;

                (iii) Maintain continuous communication between the Parties throughout the matter at hand to ensure timely exchanges of information and identification/resolution of issues as they may arise;

                (iv) With respect to the resolution of any disputes among the Parties, to perform conciliation responsibilities;

                (v) Perform such other duties and responsibilities or as may be agreed by and among the parties from time to time.

          (d) Either the Defending Party or the Asserting Party shall be entitled to:

                (i) Make reasonable requests for information from the other party ("Information Request") pertaining to the dispute (provided such requests are not unduly burdensome and can be accomplished within two (2) business days), and

                (ii) Present its views to the Coordinating Committee with respect to the allegations, through its appropriate officer "Presentation". If within five (5) business days of its first meeting the Coordinating Committee shall be unable to resolve the conflict by unanimous vote, then the matter shall immediately be referred to the Advisory Committee for further attempts at resolution.

Within ten (10) days of such inability to resolve the conflict, the Advisory Committee shall convene a meeting for the purpose of attempting a resolution. The procedures described above concerning Information Requests and Presentation shall also apply to the Advisory Committee proceedings.

If within five (5) business days of its first meeting the Advisory Committee shall be unable to resolve the conflict by unanimous vote, then the matter shall immediately be referred to the chief executive officer of TSMC and OmniVision (or his or her designated representative) for the purpose of attempting a resolution during the period of ten (10) business days following the submission of such matter to them for their consideration.

     14.4 Definition of "Conciliation Process".  The process described in
          ------------------------------------
Section 14.2 is herein referred to as the "Conciliation Process". Resolution of all disputes shall be attempted initially through the foregoing Conciliation Process.

     14.5 Exhibits.  In the case of any breach of any other agreements
          --------
described herein, in the event such breach is not resolved through the Conciliation Process, the Asserting Party shall be entitled to exercise all such rights and remedies as provided under the applicable agreement or otherwise provided at law or in equity.

                                                         CONFIDENTIAL TREATMENT


        ARTICLE 15. SPECIAL REMEDIES FOR BREACH OCCURRING WITHIN THREE
        --------------------------------------------------------------
                       YEARS OF INCORPORATION OF NEWCO
                       -------------------------------


     15.1 In addition to any remedies available under Article 11, in the event of a final judgment of a court of competent jurisdiction of a Material Breach occurring within three years of incorporation of NEWCO, the non-breaching Shareholder may: (a) recover all damages, losses and liabilities both suffered as a consequence of the breach and otherwise recoverable under the terms of this Agreement or as judicially determined; and (b) elect either to (i) purchase the facilities of NEWCO at a price equal to the [***] or to (ii) convey to the breaching Party (and the breaching Party shall be obligated to purchase) all shares of capital stock of NEWCO then owned by non-breaching Party at a price, payable in cash at closing, equal to the [***]; and

     15.2 Reacquisition of the Facility of NEWCO.  The Closing of the purchase
          --------------------------------------
and sale of the Facility pursuant to Section 15.1 shall take place at the appropriate executive offices on the tenth business day following the date the Determined Value is established hereunder, or such later date as all requisite governmental approvals are secured in connection therewith. At the closing, NEWCO shall convey to the Purchasing Party good title to the Facility, free of all liens and encumbrances against receipt of the purchase price, which shall be delivered by wire transfer of immediately available funds to the bank account designated by NEWCO.

     15.3 Sale of NEWCO Stock.  The Closing of the purchase and sale of non-
          -------------------
breaching Party's NEWCO stock pursuant to Section 15.1 shall take place at the appropriate executive offices on the tenth business day following the date the Determined Value is established hereunder, or such later date as all requisite governmental approvals are secured in connection therewith. At the closing, non-breaching Party shall convey the NEWCO stock owned by non-breaching Party to the breaching Party, free of all liens and encumbrances against receipt of the purchase price, which shall be delivered by wire transfer of immediately available funds to the bank account designated by NEWCO.

Contemporaneously with the closing, all non-breaching Party officials and appointees shall resign from the Board of Directors of NEWCO and all other offices or other positions held with NEWCO.

                           ARTICLE 16.  MISCELLANEOUS.
                           ---------------------------

     16.1 Force Majeure.  No Party shall be liable for failure to perform
          -------------
(other than payment of amounts due), in whole or in material part, its obligations under this Agreement, if such failure is caused primarily by any event or condition not existing as of the Effective Date and not reasonably within the control of the affected party, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of governmental authorities, riots, insurrections, or any other cause beyond the control of the


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                         CONFIDENTIAL TREATMENT


parties; provided that the affected party promptly notifies the other parties of the occurrence of the event of Force Majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

     16.2 Insurance. NEWCO shall obtain from a reputable, international
          ---------
insurance company, and maintain throughout the Term, such kinds and amount(s) of insurance as is reasonable and customary in the trade, including but not limited to insurance covering product liability, theft fire, natural disasters, employee injury and primary Directors and officers liability insurance.

     16.3 Assignment.  Neither Party shall assign this Agreement or any right,
          ----------
obligation, or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, without the other Party's prior written consent. Any attempted assignment or delegation in contravention of this Section shall be null and void, and ineffective in law or in equity.

     16.4 Survival.  Without limiting any provision in this Agreement, the
          --------
obligations of the Parties pursuant to Articles 6, 9, 10, 14, and 16.11 shall survive the Term or termination or expiration of this Agreement.

     16.5 Notices.  All communications, reports, approvals and notices required
          -------
or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given or delivered if personally delivered or sent by (i) by facsimile, or (ii) mailed by certified or registered mail, or overnight courier return receipt requested and postage prepaid, addressed to the principal offices of the Parties as listed below. Delivery by facsimile is effective upon receipt of a successful fax transmission as indicated on the electronic time/date stamp on the original transmission and shall be followed by delivery by mail as set forth above. Notice by personal delivery is effective upon receipt of the notice. Notice sent by mail shall for all purposes of this Agreement be treated as being effective or having been given three days after mailed.


     If to OmniVision International Holding Ltd., to:


     If to TSMC, to:


     If to NEWCO:

                                                         CONFIDENTIAL TREATMENT


     Any Party may change the address to which notice or payment is to be sent by written notice to the others under any provision of this Section 10.4.

     16.6 Export Control.  Without in any way limiting the provisions of this
          --------------
Agreement, each of the Parties agrees that no products procured from or technical information disclosed by any Party under this Agreement are intended to or shall be exported or re-exported, directly or indirectly, to any destination restricted or prohibited by any applicable law without necessary authorization by the relevant governmental authorities.

     16.7 Entire Agreement.  This Agreement and its Exhibits and Schedules
          ----------------
embody the entire agreement and understanding among the Parties with respect to the subject matter hereof, superseding, all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral, in existence on the date this Agreement is executed. No Party has relied upon any representation or warranty of the other Party except as expressly set forth herein.

     16.8 Modification.  This Agreement and the surviving provisions thereof
          ------------
may not be modified or amended, in whole or part, except by a writing executed by duly authorized representatives of the Parties.

     16.9 Severability.  If any term or provision of this Agreement shall, for
          ------------
any reason, be held to be invalid, illegal or unenforceable, such provision shall be deemed severed from this Agreement; provided, however, that to the extent that such provision is deemed by the Parties to be material to the performance of this Agreement, the Parties shall use their commercially reasonable efforts to arrive at a mutually acceptable solution. The remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as closely as possible with the intentions of the Parties as expressed in this Agreement.

     16.10 Non-Waiver.  Except to the extent that a Party may have otherwise
           ----------
agreed in writing, no waiver by that Party of any condition of this Agreement or breach by any other Party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by such other Party, nor shall any forbearance by a Party to seek a remedy for any noncompliance or breach by any other Party be deemed to be a waiver by the non-breaching Party of its rights and remedies with respect to such noncompliance or breach.

     16.11 Applicable Laws.
           ---------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions. The Parties hereby agree that an action arising directly or indirectly from the business relationship created by this Agreement shall be brought in the United States District Court for the Northern District of

                                                         CONFIDENTIAL TREATMENT


California. The Parties expect such court to have subject matter jurisdiction for matters arising under 28 U.S.C. section 1332 (diversity jurisdiction) or 28 U.S.C. section 1338 (for matters arising under the patent laws and other laws of the United States), and hereby each expressly consent to the exclusive personal jurisdiction of such court for such action.

          (b) The Parties further agree that, in the event the United States District Court for the Northern District of California would dismiss such action for lack of subject matter jurisdiction, the Parties shall discuss and mutually agree on the jurisdiction of another appropriate United States District Court or State Court.

          (c) For the purpose of any proceeding before the United States District Court for the Northern District of California, the Parties hereby appoint the respective person set out below as their agents for service of process in California:


     TSMC:


     OmniVision:


     NEWCO:


     16.12 No Agency.  This Agreement shall not constitute an appointment of
           ---------
either Party as the legal representative or agent of the other Party, nor shall either Party have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other Party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership by or among the Parties.

     16.13 No Third Party Beneficiaries.  No provisions of this Agreement are
           ----------------------------
intended to, or shall be construed to, confer upon or give to any person other than the parties hereto and thereto, any rights, remedies or other benefits under or by reason of such agreements.

     16.14 Headings.  All headings contained in this Agreement are for
           --------
convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     16.15 Publicity and Disclosure.  Subject to limitations placed upon a
           ------------------------
Party by the securities laws of the United States of America (including regulations of the Securities and Exchange Commission) or the securities laws of the ROC (including regulations of the Securities and Exchange Commission), timing and content of any announcements, press releases, and public statements concerning the transaction contemplated herein will be by mutual agreement of the Shareholders and the Shareholders hereby agree, to the extent reasonable, to keep the terms of this Agreement and Ancillary Agreement contemplated hereby confidential.

                                                         CONFIDENTIAL TREATMENT


     16.16 Governing Language. This Agreement and its Exhibits and Schedules
           ------------------
are written and executed in English. No translation of the Agreement and its Exhibits and Schedules into any other language shall have any force or effect in the interpretation of the construction of this Agreement in determination of the intent of the Parties hereto.

     16.17 Constructions and Reference.  Words used in this Agreement,
           ---------------------------
regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender masculine, feminine or neutral, as the context shall require. Unless otherwise specified, all references in this Agreement to Sections or Subsections are deemed references to be corresponding Sections or Subsections in this Agreement, and all references in this Agreement to Exhibits are references to the corresponding Exhibits attached to this Agreement.

     16.18 Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date set forth above.

OMNIVISION INTERNATIONAL

HOLDING LTD.                           TAIWAN SEMICONDUCTOR
                                       MANUFACTURING COMPANY



-------------------------------------  -------------------------------------
             Signature                               Signature

By:
      -------------------------------  -------------------------------

 Date:
      -------------------------------  -------------------------------


RATIFIED, JOINED IN, AND ACCEPTED ON BEHALF OF NEWCO THIS ____ DAY OF ___, 2003

By:
       -------------------------------------

Name:
       -------------------------------------



Title:
       -------------------------------------

____ day of ___, 2003

                                                         CONFIDENTIAL TREATMENT





                                    EXHIBITS

EXHIBIT A     ARTICLES OF INCORPORATION

EXHIBIT B     [***] AGREEMENT

EXHIBIT C     [***] AGREEMENT

EXHIBIT D     [***] AGREEMENT

SCHEDULE 8.1(b)(ii)  [***]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                                                      Exhibit A


                            ARTICLES OF INCORPORATION

                  OF VISERA TECHNOLOGIES COMPANY, LIMITED



Section I - General Provisions
------------------------------

Article 1
---------

The Corporation shall be incorporated, as a company limited by shares, under
the Company Law of the Republic of China, and its name shall be [             ]
                                                                 -------------
in the Chinese language, and VisEra Technologies Company, Limited in the English language.

Article 2
---------

The scope of business of the Corporation shall be as follows:

1. CC01080  Manufacturing Business of Electronic Parts

2. IZ99990 Other Business of Industrial and Commercial Service (Provision of back-end service for image capturing integrated circuit and module , including but not limited to post-wafer-fabrication process , packaging , testing and module assembly service).

3. Other business that is not a chartered business or a business either prohibited or restricted by law.

Article 3
---------

The Corporation shall have its head office in Hsin Chu, Taiwan, Republic of China, and shall be free, upon approval of government authorities in charge, to set up representative and branch offices at various locations within and without the territory of the Republic of China, wherever and whenever the Board of Directors of the Corporation deems it necessary or advisable to carry out any or all of its activities.

Article 4
---------

Public announcements of the Corporation shall be made in accordance with the Company Law and other relevant rules and regulations of the Republic of China.

Article 5
---------

The Corporation may provide endorsement and guarantee and act as a guarantor according to a resolution adopted at the meeting of the Board of Directors.

Article 6
---------

The total amount of the Corporation's reinvestment shall not be subject to the restriction of not more than forty percent of the Corporation's paid-up capital as provided in Article 13 of the Company Law. Any matters regarding the reinvestment shall be resolved in accordance with the resolutions of the Board of Directors.


Section II - Capital Stock
--------------------------

Article 7
---------

The total capital stock of the Corporation shall be in the amount of 800,000,000 New Taiwan Dollars, divided into 80,000,000 shares, at ten New Taiwan Dollars each, to be issued in installments with the authority delegated to the meeting of the Board of Directors. The Corporation may issue shares within the amount of the above total capital stock in consideration of acquiring the technology needed by the Corporation

Article 8
---------

The Corporation may issue shares without printing share certificate(s). If the Corporation decides to print share certificates for shares issued, the Corporation shall comply with relevant provisions of the Company Law and relevant rules and regulations of the Republic of China.

Article 9
---------

The share certificates of the Corporation shall all be name-bearing share certificates, and issued in accordance with the Company Law and relevant rules and regulations of the Republic of China.


The share certificates of Corporation first subscribed or thereafter acquired by it shall be endorsed with the following legend:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
        TO AN AGREEMENT DATED OCTOBER XX, 2003, BY AND BETWEEN TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY, LTD. AND OMNIVISION INTERNATIONAL HOLDING, LTD., A COPY OF WHICH IS ON FILE AT
        THE MAIN OFFICE OF THE CORPORATION AND ANY SUBSEQUENT HOLDER ACQUIRING THESE SHARES IN ANY MANNER WHATSOEVER TAKES THE SAME UNDER AND SUBJECT TO THE TERMS OF SAID AGREEMENT."


Article 10
----------

All transfer of stocks, pledge of rights, loss, succession, gift, loss of seal, amendment of seal, change of address or similar stock transaction conducted by shareholders of the Corporation shall follow the Company Law and relevant rules and regulations of the Republic of China.

Article 11
----------

Registration for transfer of shares shall be suspended for a period of thirty
(30) days immediately before the date of regular meeting of shareholders, and fifteen (15) days immediately before the date of any special meeting of shareholders, or within five (5) days before the day on which dividend, bonus, or any other benefit is scheduled to be paid by the Corporation.

Section III - Shareholders Meeting
----------------------------------

Article 12
----------
Shareholders' meetings of the Corporation are of two types, namely: (1) regular meetings and (2) special meetings. Regular meetings shall be convened, by the Board of Directors, within six (6) months after the close of each fiscal year. Special meetings shall be convened whenever necessary in accordance with the relevant laws, rules and regulations of the Republic of China.


Article 13
----------

Written notices shall be sent to all shareholders at their latest places of residence as registered with the Corporation for the convening of shareholders' meetings, at least twenty (20) days in advance, in case of regular meetings; and at least ten (10) days in advance, in case of special meetings. The purpose(s) for convening any such meeting shall be clearly stated in the written notices sent out to the shareholders. Notices shall be written in Chinese, and English when necessary.

Article 14
----------

Except as provided in the Company Law of the Republic of China, shareholders' meetings may be held if attended by shareholders in person or by proxy representing more than one half of the total issued and outstanding capital stock of the Corporation, and resolutions shall be adopted at the meeting with the concurrence of a majority of the votes held by shareholders present at the meeting.

Article 15
----------

Each share of stock shall be entitled to one vote.

Article 16
----------

If a shareholder is unable to attend a meeting, he/she may appoint a representative to attend it, and to exercise, on his/her behalf, all rights at the meeting, in accordance with Article 177 of the Company Law of the Republic of China. A representative does not need to be a shareholder of the Corporation.

Article 17
----------

The shareholders' meeting shall be presided over by the Chairman of the Board of Directors of the Corporation. In his absence, either the Vice Chairman of the Board of Directors, or one of the Directors shall preside in accordance with Article 208 of the Company Law of the Republic of China.

Article 18
----------

The Corporation shall establish the rules for the proceedings of shareholders' meeting. The resolutions of the shareholders' meeting shall be recorded in the minutes, and such minutes shall be signed by or sealed with the chop of the chairman of the meeting and shall be distributed to the shareholders within twenty (20) days. Such minutes, together with the attendance list and proxies, shall be filed and kept at the head office of the Corporation. The minutes shall be drafted in both the Chinese language and the English language.

Section IV - Directors and Supervisors
--------------------------------------

Article 19
----------

The Corporation shall have three Directors and two Supervisors.

Article 20
----------

The term of office for Directors and Supervisors shall be three (3) years. Both the Directors and the Supervisors shall be eligible for re-election.

Article 21
----------

Except as otherwise provided in the Company Law of the Republic of China, a meeting of the Board of Directors may be held if attended by a majority of total Directors and resolutions shall be adopted with the concurrence of the majority of the Directors present at the meeting in person or by proxy.

Notwithstanding the foregoing, the below stated corporate actions shall be referred to the Board of Directors and that no decision in relation thereto shall be taken or implemented unless such decision has received the approval of at least one OmniVision and one TSMC Board member, subject to any further shareholders approval as required by the Company Law of ROC:

(a) The entering into any new business activity not provided herein or the change in the major products;

(b) The alteration, amendment, cancellation or other change in the schedules for technology transfer, production start up and output;

(c) The alteration, amendment, cancellation or invalidation of any and all supply contracts or technical assistance agreements between the Corporation and Taiwan Semiconductor Manufacturing Company Ltd., a company incorporated under the laws of Taiwan, Republic of China ("TSMC"), OmniVision Technologies, Inc., or OmniVision International Holding Ltd., an exempted company incorporated under the Companies Law of Cayman Islands ("OmniVision");

(d) The incurring of any borrowings, loans or other indebtedness in excess of one hundred Million NT Dollars (NT$100,000,000);

(e) The acquisition or disposal of any capital asset where the aggregate amount involved in the transaction is more than fifty Million NT Dollars (NT$50,000,000);

(f) The merger, acquisition, divestiture, transfer, sale or disposal of all or a substantial portion of Corporation's business or assets, joint venture, or partnership with, by or of Corporation;

(g) The alteration of the capital structure of the Corporation (the increase in authorized capital, issuance of new shares or securities, etc.);

(h) The alteration, amendment or restatement of the Articles of Incorporation of Corporation;

(i) The passage of any resolution to dissolve, liquidate, file voluntary bankruptcy, wind up, or reorganize Corporation;

(j) The alteration or cancellation of the capitalization obligations of the shareholders;
(k) The entering into any contractual commitment in excess of Fifty Million NT Dollars (NT$50,000,000);

(l) The declaration of dividends;

(m) The sale or license of software, patents, other intellectual property or other technology by the Corporation except as set forth in that certain shareholders agreement by and between TSMC and OmniVision;

(n) Approval of annual and quarterly budgets, and proposals or reports required to be submitted to the shareholders; and

(o) The entering into any technical assistance agreement, or the substantial equivalent, between the Corporation and any party other than TSMC or OmniVision

Article 22
----------

The Directors shall elect from among themselves a Chairman of the Board of Directors, and may elect a Vice Chairman of the Board of Directors, by a majority in a meeting attended by over two-thirds of the Directors. The Chairman shall not have a second or casting vote at any meeting of the Board of Directors. The Chairman of the Board of Directors shall have the authority to represent the Corporation.

Article 23
----------

Except the first Board meeting of every term of the newly elected Board of Directors, which shall be convened by the Director who has received the largest number of votes after such new election, meetings of the Board of Directors shall be convened by the Chairman of the Board of Directors, upon written notice mailed to all the other Directors and Supervisor, at least seven (7) days, unless in case of urgent circumstances, prior to the date of the meeting, specifying the date and place of the meeting and its agenda. The meeting of the Board of Directors shall be held at least once every quarter. Such prescribed notices may be waived in writing by any Director and Supervisor, either before or after the meeting. The meetings of the Board of Directors may be convened, at any time, without such prescribed notice in case of urgent circumstances. Notices shall be written in both the Chinese language and the English language. Personal attendance at a meeting will represent a waiver of the notice. Any Director attending the meeting via video conference shall be deemed attending the meeting in person.

Article 24
----------

The Chairman of the Board of Directors shall preside over all meetings of the Board of Directors. In addition, the Chairman shall have the right to execute documents in accordance with the resolutions of the Board of Directors in the name and on behalf of the Corporation as well as acting on behalf of the Board pursuant to Board resolutions and the Corporation's objectives when the Board is not in session. In his absence, the Vice Chairman of the Board of Directors, or any one of the Directors shall be acting for him according to Article 208 of the Company Law of the Republic of China.

Article 25
----------

A Director may, by written authorization, appoint another Director to attend on his behalf any meeting of the Board of Directors, and to vote for him on all matters presented at such meeting, but no Director may act as proxy for more than one other Director.

Article 26
----------

In addition to such authority proscribed by law to a Board of Director(s), the Board of Directors shall issue guidelines or directives for:

(a) The financial goals of the Corporation;
(b) The business plan of the Corporation;
(c) Any borrowing by the Corporation;
(d) The application and distribution of profits as dividends or otherwise as provided herein;

(e) The appointment, terms of service, remuneration, and dismissal of the managers of the Corporation except as is otherwise set forth in ROC Laws, this Agreement, or the Articles of Incorporation of the Corporation;

(f) The size of the staff and of the work force required by the Corporation from time-to-time and the general policies and guidelines for their appointment and dismissal; and

(g) The extent of any special reserve funds, development funds, and bonus and welfare funds.

The Directors shall exercise their functions by resolutions adopted at meetings of shareholders and the Board of Directors.

Article 27
----------

The functions of the Supervisors shall be:

(1) To review the financial condition of the Corporation;
(2) To examine the accounting books and documents; and
(3) Any other functions assigned by law, rules, regulations or ordinance.

Article 28
----------

Supervisors, in addition to executing their own duties according to law, may attend meetings of the Board of Directors and express their opinion, but shall not be entitled to vote.

Article 29
----------

In the case that vacancies on the Board of Directors exceed, for any reason, one third of the total number of the Directors, or all Supervisors are discharged or resign concurrently, then the Board of Directors shall immediately convene a shareholders' meeting to elect new Directors or Supervisor to fill such vacancies in accordance with relevant laws, rules and regulations. Except for the election of new Directors or Supervisor across the board, the new Directors or Supervisor shall serve the remaining term of the predecessors.

Article 30
----------

The Board of Directors is authorized to determine the compensation for the Chairman, Directors and Supervisor, taking into account the extent and value of the services provided for the management of the Corporation and the standards of the industry within the R.O.C. and overseas.

Section V - Management of the Corporation
-----------------------------------------

Article 31
----------

The Corporation may, by resolution of the Board of Directors, appoint a Chief Executive Officer with overall responsibilities for the business of the Corporation. The Corporation shall also have one President to be appointed by the Board of Directors. Subject to the policies of the Corporation, the President shall act under the direction of the Board of Directors headed by the Chairman and be responsible for the overall control of allocated business and operation of the Corporation and shall report to the Board of Directors. The President shall supervise and control day-to-day business and operation of the Corporation, subject to the policies of the Board of Directors headed by the Chairman. The Chief Executive Officer shall cause to be prepared and furnished to the Board of Directors of the Corporation a balance sheet of the Corporation and related statements of income and loss, as of the end of each calendar month, quarter and year. Monthly and quarterly statements shall be furnished no more than sixty (60) days after the end of each month and quarter, and year-end statements shall be furnished no more than ninety (90) days after the end of each year. Such financial statements shall be prepared in accordance with generally accepted accounting principles applied in the Republic of China on a consistent basis. Such statements shall be accompanied by a certification of the Corporation that such statements have been so prepared.

Article 32
----------

The President and Vice Presidents shall perform such duties as designated by the Board of Directors. The President and Vice Presidents may, in accordance with Chief Executive Officer's authorization, handle all matters within the scope of his/her responsibilities and sign documents on behalf of the Corporation.

Article 33
----------

Subject to the provisions of the Company Law of the Republic of China and these Articles of Incorporation, all actions of the Corporation's officers shall be in conformance with, and in furtherance of, the directions of the Board of Directors.

Section VI - Financial Reports
------------------------------

Article 34
----------

The fiscal year for the Corporation shall be from January 1 of each year to December 31 of the same year. After the close of each fiscal year, the following reports shall be prepared by the Board of Directors, and, after being audited by the Supervisors of the Corporation, shall be submitted by the Board of Directors to the regular shareholders' meeting for acceptance:

(1) Business Report;
(2) Financial Statements; and
(3) Proposal Concerning Appropriation of Net Profits or Covering of Losses.

Article 35
----------

(1) When allocating the net profits for each fiscal year, the Corporation shall first offset its losses in previous years and set aside a legal capital reserve at 10% of the profits left over, until the accumulated legal capital reserve has equaled the total capital of the Corporation; then set aside 0.3% of the balance as bonus to directors and supervisors and not less than 1% as bonus to employees of this Corporation. The Corporation may issue stock bonuses to employees of an affiliated company meeting the conditions set by the Board of Directors or, by the person duly authorized by the Board of Directors. Any balance left over shall be the shareholders dividends.


Section VII - Supplementary Provisions
--------------------------------------

Article 36
----------

The internal organization of the Corporation and the detailed procedures of business operation shall be determined by the Board of Directors.

Article 37
----------

In regard to all matters not provided for in these Articles of Incorporation, the Company Law of the Republic of China shall govern.

Article 38
----------

These Articles of Incorporation are agreed to and signed on             , 2003
                                                            ------------
by all the promoters of the Corporation.